UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 4, 2008

NIC Inc.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	000-26621 (Commission File Number)	52-2077581 (I.R.S. Employer Identification No.)

25501 West Valley Parkway, Suite 300
Olathe, Kansas  66061
(Address of principal executive office)(Zip Code)

(877) 234-3468
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On March 4, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of NIC Inc. (“NIC” or the “Company”) approved a new executive compensation program for executive officers of the Company and approved the incentive compensation grants under the program for fiscal year 2008. The new executive compensation program includes the following components: base salary, short-term incentive compensation (i.e., annual cash bonus), and a two-pronged, long-term, equity-based incentive plan that includes annual restricted stock grants with (i) a service-based component and (ii) a performance-based component.  Under the terms of the program, total incentive compensation granted in any one fiscal year cannot exceed 250% of base salary for the Chief Executive Officer and 200% of base salary for the other executive officers.

Base salary.  As previously reported in a Form 8-K filed by the Company, on February 4, 2008, (a) the Board of the Directors appointed Harry H. Herington, who was the President of the Company, as Chief Executive Officer, (b) Mr. Herington received a raise in base salary in connection with his promotion to $380,000 per year and (c) Stephen M. Kovzan, Chief Financial Officer of the Company, and William F. Bradley, Jr., Chief Operating Officer and General Counsel of the Company, received raises in base salary, each to $260,000 per year. Under the executive compensation program, the base salaries of the executive officers are subject to change by the Committee from time to time.

Annual cash incentive plan.   The annual cash incentive plan for executive officers included in the executive compensation program measures annual Company performance using the following key financial metrics as performance criteria:

•	Operating income - 50% weighting

•	Total revenues - 25% weighting

•	Cash flow return on invested capital - 25% weighting

The definitions of operating income and total revenues are consistent with those terms defined in generally accepted accounting principles and will be derived directly from the face of the consolidated statements of income included in the Company’s Annual Report on Form 10-K for the respective fiscal year.  Cash flow return on invested capital is defined as consolidated cash flow from operating activities minus capital expenditures, the difference of which is divided by the difference between total assets and non-interest bearing current liabilities.  Consolidated cash flow from operating activities and capital expenditures will be derived from the face of the consolidated statements of cash flows included in the Company’s Annual Report on Form 10-K for the respective fiscal year.  Total assets and non-interest bearing liabilities will be derived from the face of the consolidated balance sheets included in the Company’s Annual Report on Form 10-K for the respective fiscal year.

For 2008, the Committee determined a “target” performance level for the Company for each of the above three performance criteria.  Performance of the Company at the target level will result in an annual cash incentive that is 50% of the executive’s base salary.  The Committee also determined a range of possible cash incentives above and below target performance, ranging from 25% of base salary for achieving “threshold” performance to 75% of base salary for achieving “superior” performance.  No payments are awarded under the plan if threshold performance is not achieved, and no additional payments are awarded for performance in excess of the superior level.  The following table sets forth threshold, target and superior Company performance levels for the performance criteria included in the annual cash incentive plan for 2008:

Performance Criteria	Performance Levels
	Threshold	Target	Maximum

Operating income	90% of budget	Budget	110% of Budget

Total revenue	95% of budget	Budget	105% of Budget

Cash flow return on invested capital	20%	25%	30%

Target performance levels for operating income and total revenues are based upon the Company's annual budget approved by the Board of Directors.  Target performance for cash flow return on invested capital is based on the Company’s expected five-year average return on invested capital from 2004 to 2008.  Threshold and maximum performance levels in the table above were recommended by management and approved by the Committee based on the Company’s past performance.

Long-term, equity-based incentive plan.  The Company’s long-term, equity-based incentive plan for executive officers included in the executive compensation program provides for annual restricted stock grants with a service-based component (50% of annual value) and a Company performance component (50% of annual value) to compensate executives with regard to the Company’s long-term growth objectives.

Service-based Component:  Under the long-term incentive plan, the annual amount of service-based restricted stock to be awarded to the Chief Executive Officer is 60% of the executive’s annual base salary, and the annual amount to be awarded to the other executive officers is 50% of each executive's annual base salary.  Service-based restricted stock awards vest ratably over a four-year service period following the date of grant.  There is no performance component tied to the service-based award.

On March 4, 2008, the Committee granted the following awards of service-based restricted stock for 2008 pursuant to the terms of the long-term incentive plan (the closing market price of the Company’s common stock on March 4, 2008 was $5.86 per share):

Name	Service-Based Restricted Share Awards

Harry H. Herington	38,908 shares
Stephen M. Kovzan	22,184 shares
William F. Bradley, Jr.	22,184 shares

Performance-based Component:  The performance component of the long-term incentive plan measures long-term Company performance using the following performance criteria:

•	Operating income growth (three-year compound annual growth rate) - 25% weighting

•	Total revenue growth (three-year compound annual growth rate) - 25% weighting

•	Cash flow return on invested capital (three-year average) - 50% weighting

The plan provides for annual grants of restricted stock tied to three-year performance periods.  A new three-year period is intended to begin each year.  At the end of each three-year period, executives receive a number of shares per a pre-defined schedule of threshold, target and superior Company performance.  Each level of performance is associated with a pre-defined payout, expressed as a percentage of target.  The amount of restricted stock to be awarded at the end of each three-year performance period to the Chief Executive Officer for Company performance at target levels is 60% of the executive’s base salary, and the amount to be awarded to the other executive officers for Company performance at target levels is 50% of each executive's annual base salary.  The plan incorporates a range of possible equity incentives above and below target performance.  For the Chief Executive Officer, this range is from 30% of base salary for achieving threshold performance to 115% of base salary for achieving superior performance.  For the other executive officers, this range is from 25% of base salary for achieving threshold performance to 75% of base salary for achieving superior performance.  No shares are awarded if threshold performance is not achieved, and no additional shares are awarded for performance in excess of the superior level.  The following table sets forth threshold, target and superior Company performance levels for the performance criteria included in the long-term incentive plan:

Performance Criteria	Performance Levels
	Threshold	Target	Maximum

Operating income growth (three-year compound annual growth rate)	15%	20%	25%

Total revenue growth (three-year compound annual growth rate)	15%	20%	25%

Cash flow return on invested capital (three-year average)	15%	20%	25%

Performance levels in the table above were recommended by management and approved by the Committee based on the Company’s past performance.

On March 4, 2008, the Committee granted the following awards of performance-based restricted stock for 2008 pursuant to the terms of the long-term incentive plan (the closing market price of the Company’s common stock on March 4, 2008 was $5.86 per share):

Name	Performance-Based Restricted Share Awards (1)

Harry H. Herington	74,573 shares
Stephen M. Kovzan	33,276 shares
William F. Bradley, Jr.	33,276 shares

(1) Represents the maximum number of performance-based restricted shares able to be earned at the end of the three-year performance period ending December 31, 2010 pursuant to the terms of the long-term incentive plan.  The actual number of shares earned will be based on the Company’s performance as indicated above over the three-year period ending December 31, 2010.  No shares will be awarded if threshold performance is not achieved, and no additional shares will be awarded for performance in excess of the superior level.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NIC INC.

By:	/s/William F. Bradley, Jr.
William F. Bradley, Jr. Chief Operating Officer and General Counsel

Date:  March 6, 2008

5